Question 77 H.  Changes in control of Registrant




Series 48 - SA Fixed Income Intermediate Portfolio

During the period ended January 31, 2018, the SunAmerica
Series Trust SunAmerica Dynamic Strategy Portfolio, (the
Acquiring Portfolio), purchased shares of the SunAmerica Series
Trust SA Fixed Income Intermediate Portfolio, a series of the registrant (the Acquired Portfolio), through a series of transactions.
As of July 31, 2017, the Acquiring Portfolio owned approximately 0% of the Acquired Portfolio. As of January 31, 2018, the Acquiring Portfolio owned approximately 28% of the Acquired Portfolio.


Series 48 - SA Fixed Income Intermediate Portfolio

During the period ended January 31, 2018, the SunAmerica
Series Trust SunAmerica Dynamic Allocation Portfolio, (the
Acquiring Portfolio), purchased shares of the SunAmerica Series
Trust SA Fixed Income Intermediate Portfolio, a series of the registrant (the Acquired Portfolio), through a series of transactions.
As of July 31, 2017, the Acquiring Portfolio owned approximately 0% of the Acquired Portfolio. As of January 31, 2018, the Acquiring Portfolio owned approximately 52% of the Acquired Portfolio.


Series 49 - SA Goldman Sachs Multi-Asset Insights Portfolio

During the period ended January 31, 2018, American General Life Insurance Company, (the Acquiring Company), purchased shares of the SunAmerica Series Trust SA Goldman Sachs Multi-Asset Insights Portfolio, a series of the registrant (the Acquired Portfolio), through a series of transactions.
As of July 31, 2017, the Acquiring Company owned approximately 0% of the Acquired Portfolio. As of January 31, 2018, the Acquiring Company owned approximately 100% of the Acquired Portfolio.

Series 50 - SA Legg Mason Tactical Opportunities Portfolio

During the period ended January 31, 2018, American General Life Insurance Company, (the Acquiring Company), purchased shares of the SunAmerica Series Trust SA Legg Mason Tactical Opportunities Portfolio, a series of the registrant (the Acquired Portfolio), through a series of transactions.
As of July 31, 2017, the Acquiring Company owned approximately 0% of the Acquired Portfolio. As of January 31, 2018, the Acquiring Company owned approximately 99% of the Acquired Portfolio.

Series 51 - SA T. Rowe Price Asset Allocation Growth Portfolio

During the period ended January 31, 2018, American General Life Insurance Company, (the Acquiring Company), purchased shares of the SunAmerica Series Trust SA T. Rowe Price Asset Allocation Growth Portfolio, a series of the registrant (the Acquired Portfolio), through a series of transactions.
As of July 31, 2017, the Acquiring Company owned approximately 0% of the Acquired Portfolio. As of January 31, 2018, the Acquiring Company owned approximately 98% of the Acquired Portfolio.

Series 52 - SA VCP Index Allocation Portfolio

During the period ended January 31, 2018, American General Life Insurance Company, (the Acquiring Company), purchased shares of the SunAmerica Series Trust SA VCP Index Allocation Portfolio, a series of the registrant (the Acquired Portfolio), through a series of transactions.
As of July 31, 2017, the Acquiring Company owned approximately 0% of the Acquired Portfolio. As of January 31, 2018, the Acquiring Company owned approximately 92% of the Acquired Portfolio.